Exhibit 15.12

RSM Richter Chamberland LLP
2 Place Alexis Nihon
Montréal, Quebec H3Z 3C2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Copernic Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-102792) and the Registration Statement on Form F-3 (No. 333-117794) of Copernic Inc. of our Independent Registered Public Accounting Firm’s Report dated March 27, 2009, except for note 4 which is dated June 30, 2009, which appear in this Annual Report to shareholders on Form 20-F.

s/s RSM Richter Chamberland LLP
Chartered Accountants
Montreal, Canada
March 26, 2010